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                          SPECIAL SERVICING AGREEMENT


     THIS SPECIAL SERVICING AGREEMENT ("AGREEMENT"), made as of the 1st day of January, 2002, by and between T. ROWE PRICE SPECTRUM FUND, INC., on behalf of two of its separate series, T. ROWE PRICE SPECTRUM INCOME FUND and T. ROWE PRICE SPECTRUM GROWTH FUND (collectively hereafter referred to as the "SPECTRUM FUNDS"), EACH FUND LISTED ON APPENDIX A attached hereto (as such Appendix A may be amended from time to time) and which evidences its agreement to be bound separately and individually hereby by executing a copy of this Agreement (such funds hereinafter called the "UNDERLYING FUNDS"), and T. ROWE PRICE ASSOCIATES, INC. ("PRICE ASSOCIATES").


                              W I T N E S S E T H:

     WHEREAS, the Spectrum Funds and each of the Underlying Funds are registered as open-end, management investment companies under the Investment Company Act of 1940, as amended ("the Act").

     WHEREAS, the Spectrum Funds, the Underlying Funds, and certain other funds (the "OTHER FUNDS") sponsored and advised by Price Associates or T. Rowe Price International, Inc. ("PRICE INTERNATIONAL") have entered into an agreement ("TRANSFER AGENCY AGREEMENT"), with T. Rowe Price Services, Inc. ("PRICE SERVICES") for the provision of various transfer agency services in return for such compensation as is set forth therein;

     WHEREAS, the Spectrum Funds, the Underlying Funds, and the Other Funds have entered into an agreement ("RPS AGREEMENT"), with T. Rowe Price Retirement Plan Services, Inc. ("RETIREMENT PLAN SERVICES"), under which Retirement Plan Services is to furnish or contract to furnish to the Spectrum Funds, the Underlying Funds, and the Other Funds various participant account, recordkeeping, and services for retirement plans in return for such compensation as is set forth therein;

     WHEREAS, the Spectrum Funds, the Underlying Funds, and the Other Funds have entered into an agreement ("FUND ACCOUNTING AGREEMENT"), with Price Associates for the provision of various accounting services in return for such compensation as is set forth therein;

     WHEREAS, the Spectrum Funds, the Underlying Funds, and the Other Funds have entered into an agreement ("CUSTODIAN AGREEMENT"), with State Street Bank and Trust Company ("STATE STREET") under which State Street is to furnish to the Spectrum Funds, the Underlying Funds and the Other Funds various custodial services in return for such compensation as is set forth in the Custodian Agreement;

     WHEREAS, the Spectrum Funds have entered into an Investment Management Agreement with Price Associates, for the provision of investment management services, and under such

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Agreement, Price Associates will be responsible for the payment of various the
Spectrum Funds expenses, including expenses of the Spectrum Funds' organization, operations, and business not paid for by the Underlying Funds pursuant to this Agreement;

     WHEREAS, the Spectrum Funds will provide a means by which the Underlying Funds can consolidate shareholder accounts in the Underlying Funds;

     WHEREAS, such shareholder account consolidation can reduce the fees of the Underlying Funds due Price Services and Retirement Plan Services under the Transfer Agency Agreement and RPS Agreement, respectively (such reduction in expenses hereinafter referred to as "SAVINGS");

     WHEREAS, the Spectrum Funds will invest their assets exclusively in the Underlying Funds, except for cash needed for expenses, redemptions, or temporary defensive purposes; and

     WHEREAS, the Board of Directors/Trustees of each of the Underlying Funds has determined it is reasonable to expect the aggregate expenses as described below of the Spectrum Funds to be less than the estimated Savings to each of the Underlying Funds from the operation of the Spectrum Funds; and such determination by the Board of Directors/Trustees is reviewed annually prior to renewing this Agreement.

     NOW, THEREFORE, in consideration of the promises and mutual covenants spelled out herein, it is agreed between and among the parties hereto as follows:

     1.    SPECTRUM FUND EXPENSES

     In accordance with the Fund Accounting Agreement, Price Associates will calculate the amounts of the Spectrum Funds expenses, as set forth in the Spectrum Funds' Investment Management Agreement ("EXPENSES"), due itself, State Street, and other persons under the Transfer Agency, RPS, Fund Accounting, Custodian, and Investment Management Agreements referred to above, as well as any other amounts due other persons as a result of the Spectrum Funds operations. However, under unusual circumstances, the parties may agree to exclude certain amounts from Expenses.

     2.    UNDERLYING FUNDS' PAYMENT OF EXPENSES


Subject to Paragraph 3, each of the Underlying Funds will bear such Expenses in proportion to the average daily value of its shares owned by the Spectrum Funds, provided further that no Underlying Fund will bear such Expenses in excess of the estimated Savings to it ("EXCESS EXPENSE").

     3.    PAYMENT BY PRICE ASSOCIATES


In accordance with the Spectrum Funds' Investment Management Agreement, Price Associates agrees that it will bear any Excess Expense described in Paragraph 2. Payment by Price Associates of any such Excess Expense will be made to the appropriate Underlying Fund no later than 30 days after the close of the Underlying Fund's fiscal year.

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     4.    USE OF PRICE NAME

     The Spectrum Funds may utilize the "T. Rowe Price" name so long as this Agreement remains in effect and the assets of the Spectrum Funds are invested solely in shares of the Underlying Funds (except for such cash or cash items as may be maintained from time to time to meet current expenses and redemptions).

     5.    SPECTRUM FUNDS' INVESTMENT IN UNDERLYING FUNDS

     The Spectrum Funds will utilize assets deposited with the custodian of the Spectrum Funds, State Street, from the sale of the Spectrum Funds' shares, to promptly purchase shares of the Underlying Funds, and will undertake redemption or exchange of such shares of the Underlying Funds in the manner provided by the objectives and policies of the Spectrum Funds.

     6.    OPINION OF COUNSEL


At any time any of the parties hereto may consult legal counsel in respect of any matter arising in connection with this Agreement, and no such party shall be liable for any action taken or omitted by it in good faith in accordance with such instructions or with the advice or opinion of such legal counsel.

     7.   LIABILITIES


No party hereto shall be liable to any other party hereto for any action taken or thing done by it or its agents or contractors in carrying out the terms and provisions of this Agreement provided such party has acted in good faith and without negligence or willful misconduct and selected its agents and contractors with reasonable care.

     8.    TERM OF AGREEMENT; AMENDMENT; RENEWAL


The term of this Agreement shall begin on January 1, 2002, and unless sooner terminated as herein provided, the Agreement shall remain in effect through December 31, 2002. Thereafter, this Agreement shall continue from year to year if such continuation is specifically approved at least annually by the Board of Directors/Trustees of each Underlying Fund and the Spectrum Funds, including a majority of the independent Directors/Trustees of each such Fund. In determining whether to renew this Agreement, the Directors/Trustees of the Underlying Funds may request, and Price Associates will furnish, such information relevant to determining the past and future relationship between the Savings and Expenses. The Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. Upon termination hereof, each party hereto will make appropriate arrangements to satisfy its obligations hereunder. This Agreement may be amended in the future to include as additional Fund parties to the Agreement other investment companies for which Price International or Price Associates serves as investment manager.


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     9.   ASSIGNMENT

     This Agreement shall not be assigned or transferred, either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Underlying Funds and the Spectrum Funds. The Agreement shall automatically and immediately terminate in the event of its assignment without the prior written consent of such Funds.

     10.  NOTICE


Any notice under this Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other parties, it is agreed that for this purpose the address of all parties to this Agreement is 100 East Pratt Street, Baltimore, Maryland 21202, Attention: Secretary.

     11.   INTERPRETATIVE PROVISIONS


In connection with the operation of this Agreement, the parties may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions are to be signed by all parties and annexed hereto, but no such provisions shall contravene any applicable Federal or state law or regulation and no such interpretative or additional provision shall be deemed to be an amendment of the Agreement.

     12.   STATE LAW


This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland.

     13.  CAPTIONS


The captions in the Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     14.   UNDERLYING FUNDS

Each of the Funds listed in Appendix A agree to be bound, separately and individually, to the terms and conditions of this Agreement. Under no circumstances will any Underlying Fund be liable for any obligation of any other Underlying Fund.


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     IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the day and year first above written.

ATTEST:                       T. ROWE PRICE SPECTRUM FUND, INC.,
                              on behalf of T. ROWE PRICE SPECTRUM
                              INCOME FUND and T. ROWE PRICE
                              SPECTRUM GROWTH FUND

 /s/Patricia B. Lippert           /s/Edmund M. Notzon, III
__________________________    By: __________________________________
Patricia B. Lippert, Secretary   Edmund M. Notzon III, President


                              T. ROWE PRICE ASSOCIATES, INC.

 /s/Barbara A. Van Horn           /s/Henry H. Hopkins
__________________________    By: __________________________________
Barbara A. Van Horn, Secretary   Henry H. Hopkins, Managing Director


EACH OF THE FUNDS LISTED IN APPENDIX A HERETO, SEPARATELY AND INDIVIDUALLY

 /s/Patricia B. Lippert           /s/Henry H. Hopkins
__________________________    By: __________________________________
Patricia B. Lippert, Secretary   Henry H. Hopkins, Vice President

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                                   APPENDIX A

T. Rowe Price Blue Chip Growth Fund, Inc.
T. Rowe Price Equity Income Fund
T. Rowe Price GNMA Fund
T. Rowe Price Growth & Income Fund, Inc.
T. Rowe Price Growth Stock Fund, Inc.
T. Rowe Price High Yield Fund, Inc.

T. Rowe Price International Funds, Inc., on behalf of the
  T. Rowe Price Emerging Markets Bond Fund
  T. Rowe Price International Bond Fund(R)
  T. Rowe Price International Stock Fund

T. Rowe Price Mid-Cap Value Fund, Inc.
T. Rowe Price New Era Fund, Inc.
T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Income Fund, Inc.
T. Rowe Price Short-Term Bond Fund, Inc.

T. Rowe Price Summit Funds, Inc., on behalf of the
  T. Rowe Price Summit Cash Reserves Fund

T. Rowe Price U.S. Treasury Funds, Inc., on behalf of the
  T. Rowe Price U.S. Treasury Long-Term Fund




















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